 Exhibit 10.13
$125,000                                                       February 1, 1997


                                 PROMISSORY NOTE


FOR VALUE RECEIVED, HOME PHARMACY, INC., a Florida corporation (hereinafter referred to as "Maker"), promises to pay to the order of OPTION CARE, INC., a California corporation (hereinafter referred to as "Holder"), or to the registered holder, in the manner set forth below, the principal sum of One Hundred Twenty-Five Thousand Dollars ($125,000) plus accrued interest from the date hereof on the balance of the Principal remaining from time to time unpaid at a rate of interest equal to ten percent (10%) per annum, compounded annually.

The Principal amount of this Note together with interest accrued thereon shall be due and payable in twelve (12) consecutive monthly installments as follows:

     (i) The first two installments shall be payments of accrued interest only, with each such payment being in the amount of One Thousand Forty-One Dollars and Sixty-Seven Cents ($1,041.67), with the first such installment due and payable on March 1, 1997 and the second installment due and payable on April 1, 1997;

     (ii) The third installment shall be a payment of One-Quarter (1/4) of the Principal plus accrued interest, this installment shall be in the amount of Thirty-Two Thousand Two Hundred Ninety-One Dollars and Sixty-Seven Cents ($32,291.67), and shall be due and payable on May 1, 1997;

     (iii) The forth and fifth installments shall be payments of accrued interest only, with each such payment being in the amount of Seven Hundred Eighty-One Dollars and Twenty- Five Cents ($781.25), with such forth installment due and payable on June 1, 1997 and such fifth installment due and payable on July 1, 1997;

     (iv) The sixth installment shall be a payment of One-Quarter (1/4) of the Principal plus accrued interest, this installment shall be in the amount of Thirty-Two Thousand Thirty-One Dollars and Twenty-Five Cents ($32,031.25), and shall be due and payable on August 1, 1997;

     (v) The seventh and eighth installments shall be payments of accrued interest only, with each such payment being in the amount of Five Hundred Twenty Dollars and Eighty- Three Cents ($520.83), with such seventh installment due and payable on September 1, 1997 and such eighth installment due and payable on October 1, 1997;

     (vi) The ninth installment shall be a payment of One-Quarter (1/4) of the Principal plus accrued interest, this installment shall be in the amount of Thirty-One Thousand Seven Hundred Seventy Dollars and Eighty-Three Cents ($31,770.83), and shall be due and payable on November 1, 1997;

     (v) The tenth and eleventh installments shall be payments of accrued interest only, with each such payment being in the amount of Two Hundred Sixty Dollars and Forty-Two Cents ($260.42), with such tenth installment due and payable on December 1, 1997 and such eleventh installment due and payable on January 1, 1998;

     (vi) The twelveth and final installment shall be a payment of the remainder of the Principal plus accrued interest, this installment shall be in the amount of Thirty-One Thousand Five Hundred Ten Dollars and Forty-Two Cents ($31,510.42), and shall be due and payable on February 1, 1998.

However, the full Principal and all interest accrued thereon shall become immediately due and payable upon the Holder's acquisition of substantially all of the stock or assets of Maker.

Occurrence of one or more of the following events shall constitute an "Event of Default":

A. Failure of the Maker to pay any installment due under this Note where such failure has continued for a period of ten (10) days after its due date;

B. At any time, (i) commencement by the Maker of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted or any other applicable federal or state bankruptcy, insolvency or other similar law, (ii) consent by the Maker to the appointment of a receiver, trustee, custodian, sequestrator or other similar official for the Maker or any substantial part of its property, or to the taking possession by any such official of any substantial part of the property of the Maker, or (iii) making by the Maker of any assignment for the benefit of creditors generally;

C. Termination of the Maker's Franchise Agreement, as amended, with Option Care, Inc.;

D. Failure of Maker to pay for product ordered pursuant to Option Care, Inc.'s product contracts within 30 days of invoice; or

E. Failure to timely submit royalty reports and/or pay royalties by the date prescribed in the Franchise Agreement from and after February 1, 1997.

Upon the occurrence of an Event of Default under clause (A), (B) or (C), the Holder may, at its option, declare the entire unpaid Principal balance of the Note and all accrued interest thereon to be due and payable. Upon the occurrence of an Event of Default under clause (D) or (E), the Holder may, at its option, escalate the interest rate to fifteen percent (15%) for the remaining term of the Note.

The Maker agrees that while any portion of the indebtedness hereunder remains outstanding it shall operate and conduct its business in the ordinary course, and shall not purchase or enter into any agreement to purchase the stock or assets of any entity of any kind.

If, at any time, the applicable interest rate hereunder is deemed by any competent court of law, governmental agency, board, commission or tribunal, to exceed the maximum rate of interest permitted by applicable law, then, for such time as the applicable interest rate hereunder would be deemed excessive, such interest rate shall be suspended and this Note shall bear interest at the maximum rate permissible under such applicable law, but thereafter, the former applicable interest rate hereunder shall be reinstated.

All payments of Principal and interest hereunder shall be payable in lawful money of the United States of America at the offices of Holder located in the State of Illinois or at such other place as the Holder hereof may designate in writing to the Maker. If any payment of principal or interest hereunder shall become due on a Saturday, Sunday or business holiday under the laws of the State of Illinois or the United States of America, such payment shall be made on the next succeeding business day and such extension shall be included in computing any interest in respect of payment.

This Note may be prepaid in whole or in part at any time or from time to time without premium or penalty. All payments hereunder shall be applied first to interest on the unpaid balance hereunder at the rate herein specified and then to installments of principal in the inverse order of the maturity thereof.

The Maker agrees to pay, promptly and on demand by the Holder, all costs of collection and all reasonable attorneys' fees paid or incurred by the Holder in enforcing any of the Holder's rights hereunder. The maker waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, asserts to any extension or postponement of the time of any payment or any indulgence to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondary liable.

This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois.

The Holder's failure to assert or any delay in asserting any right or remedy provided herein shall not operate as a waiver of such right or remedy, nor shall any partial exercise preclude full exercise of any such right or remedy.

This Note shall be binding upon the legal representatives, successors and assigns of Maker and shall inure to the benefit of the legal representatives, successors, heirs and assigns of the Holder.


ATTEST:                                     HOME PHARMACY, INC.

____________________________                By:
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                                            Name:
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                                            Its:
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